EXHIBIT 32

Certification

In connection with the Quarterly Report of Polaris Acquisition Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2008 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Marc V. Byron, Chairman and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 14, 2008	/s/ Marc V. Byron
Chief Executive Officer (Principal Executive Officer and Principal Accounting and Financial Officer)